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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Fifth Third Bancorp on Form S-4 of our report dated November 10, 1998, incorporated by reference in the Annual Report on Form 10-K of Enterprise Federal Bancorp, Inc. for the year ended September 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                              /s/ Grant Thornton LLP


Cincinnati, Ohio


March 17, 1999